AMENDMENT TO
                         EXECUTIVE EMPLOYMENT AGREEMENT

     This Amendment to Executive Employment Agreement ("Amendment") is made and entered into on November 17, 2005 by and between First Federal Savings and Loan Association of Edwardsville (the "Association"), a federally chartered stock savings association, with its principal administrative office at 300 St. Louis Street, Edwardsville, Illinois 62025, and Linda Werner (the "Executive").

     WHEREAS, the Executive and the Association entered into an Executive Employment Agreement effective June 29, 2004 (the "Agreement"); and

     WHEREAS, the Executive and the Association desire for their mutual benefit to amend the Agreement on the terms set forth below.

     NOW, THEREFORE, in consideration of the mutual promises contained in this Amendment, including the Executive's agreement to continue her employment, and the Association's agreement to continue to employ her after 2005, the parties hereby agree as follows:

I. Paragraph (a) of Section 2 of the Agreement is hereby amended in its entirety to read as follows:

2.   TERMS AND DUTIES.

     (a) The period of Executive's employment under this Agreement shall begin as of the date first above written and shall continue through December 31, 2006 unless sooner terminated as provided elsewhere in this Agreement.

II. Section 3 of the Agreement is hereby amended in its entirety to read as follows:

3.   COMPENSATION AND REIMBURSEMENT.

     (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 2. The Association shall pay Executive as compensation a salary not less than $53,348.00 per year ("Base Salary"). Such Base Salary shall be payable monthly or in accordance with such other periodic payroll periods as the Association may adopt for the payment of its management employees.

     (b) The Association will provide Executive with employee benefit plans, arrangements, and perquisites substantially equivalent to those provided to other management employees of the Association from time to time, subject to the requirements of any such plan or insurance policy. Executive will be entitled to incentive compensation and bonuses as provided in any plan of the Association in which the Executive is eligible to participate (and she shall be entitled to a pro rata distribution under any incentive compensation or bonus plan as to any year in which a termination of employment occurs, other than termination for Cause). Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

III. Section 7 of the Agreement is hereby amended in its entirety to read as follows:

7.   TERMINATION UPON DISABILITY OR DEATH.

     (a) This Agreement shall terminate upon the Executive's death. In the event of Executive's death during the term of the Agreement, her estate, legal representatives, or named beneficiaries (as directed by the Executive in writing) shall be paid Executive's Base Salary as defined in Paragraph 3(a) at the rate in effect at the time of Executive's death for a period of six (6) months from the date of the Executive's death or until the date upon which this Agreement was to terminate pursuant to Section 2, whichever is earlier, and the Association will continue to provide medical, dental, family, and other benefits normally provided for an Executive's family during such period at the expense of the Association.

     (b) This Agreement shall terminate upon the Executive's disability. For this purpose, "disability" means the Executive's becoming materially incapacitated from fully performing Executive's duties under this Agreement (taking into account reasonable accommodation by the Association to the extent required by law) by reason of any illness, injury, or any other condition for any period of time in excess of the paid and unpaid leave to which she may then be entitled pursuant to the Association's policies as may be in effect from time to time or by law. Provided, nothing in this paragraph shall limit the Executive's rights under the Family Medical Leave Act, the Americans with Disabilities Act, or any other applicable statute.

IV. Section 9 of the Agreement is hereby amended in its entirety to read as follows:

9.   NOTICES.

     All notices and communications required or permitted under this Agreement shall be given, if to the Association, at its principal place of business, and if to the Executive, at her home address, which she shall provide to Association and update as necessary, or to any other address either party may specify to the other by written notice pursuant to this Section. Notices shall be deemed given three (3) business days after placed in the United States mail with postage prepaid, or when actually received if given in any other manner.

     The Agreement is hereby ratified and confirmed and shall remain in full force and effect, as amended herein.

     IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.


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


ATTEST:                             FIRST FEDERAL SAVINGS AND LOAN
                                    ASSOCIATION OF EDWARDSVILLE


/s/ Nina J. Baird                   By:  /s/ Joseph B. Helms
----------------------------             ---------------------------------------
                                         Name:
                                         Title:


                                    EXECUTIVE:

                                    /s/ Linda Werner
                                    --------------------------------------------
                                    Linda Werner

                         EXECUTIVE EMPLOYMENT AGREEMENT

     This Executive Employment Agreement ("Agreement") is made and entered into as of June 29, 2004 (the "Effective Date") by and between First Federal Savings and Loan Association of Edwardsville (the "Association"), a federally chartered stock savings association, with its principal administrative office at 300 St. Louis Street, Edwardsville, Illinois 62025, and Linda Werner (the "Executive"). References to the "Company" mean First Federal Financial Services, Inc.

     WHEREAS, the Executive is currently employed as the Corporate Secretary and a Savings Officer of the Association; and

     WHEREAS, the Association recognizes the substantial contribution the Executive has made to the Association and wishes to protect her position therewith for the period provided in the Agreement; and

     WHEREAS, the Association desires to assure itself of the continued services of Executive pursuant to the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.   POSITION AND RESPONSIBILITIES

     During the period of her employment hereunder, Executive agrees to serve as Corporate Secretary and a Savings Officer of the Association. During said period, Executive also agrees to serve, if elected, as an officer and director of any subsidiary or affiliate of the Association.

2.   TERMS AND DUTIES

     (a) The period of Executive's employment under this Agreement shall begin as of the date first above written and shall continue for six full calendar months thereafter. Commencing on December 31, 2004 and continuing on December 31 of each year thereafter (the "Anniversary Date") this Agreement shall automatically renew for an additional year, unless written notice of non-renewal ("Non-Renewal Notice") is provided to Executive at least (30) days and not more than (60) days prior to any such Anniversary Date, that her employment shall cease at the end of twelve (12) full calendar months following such Anniversary Date. Prior to each notice period of non-renewal, the disinterested members of the Board of Directors of the Association ("Board") will conduct a comprehensive performance evaluation and review of the Executive for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board's meeting. Executive's duties shall include those customarily performed by a Savings Officer and the Corporate Secretary of a savings and loan association, and such other duties as may be determined by the Association's Board of Directors (the "Association Board") from time to time. Executive shall at all times faithfully perform her duties in the highest professional, ethical, and legal manner and in accordance with the directives issued and policies adopted by the Association Board.

     (b) During the period of her employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall faithfully perform her duties hereunder including activities and services related to the organization, operation and management of the Association.

3.   COMPENSATION AND REIMBURSEMENT.

     (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 2. The Association shall pay Executive as compensation a salary not less than $50,328.00 per year ("Base Salary"). Such Base Salary shall be payable monthly or in accordance with such other periodic payroll periods as the Association may adopt for the payment of its management employees. During the period of this Agreement, Executive's base salary shall be reviewed at least annually; the first such review will be made no later than December 30, 2004 and by December 30 of each subsequent calendar year during the term of this Agreement. Such review shall be conducted by a Committee designated by the Board, and the Board may increase, but not decrease, Executive's Base Salary (an increase in Base Salary shall become the "Base Salary" for purposes of this Agreement). In addition to the Base Salary provided in Section 3(a), the Association shall provide Executive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Association.

     (b) The Association will provide Executive with employee benefit plans, arrangement and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Association will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would adversely affect Executive's rights or benefits thereunder. Without limiting the generality of the foregoing provisions of this
Section 3(b), Executive will be entitled to participate in or receive benefits under any employee benefit plans, including but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health and accident plans, medical coverage or any other employee benefit plan or arrangement made available by the Association in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions, and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and bonuses as provided in any plan of the Association in which the Executive is eligible to participate (and she shall be entitled to a pro rata distribution under any incentive compensation or bonus plan as to any year in which a termination of employment occurs, other than termination for Cause). Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

4.   OUTSIDE ACTIVITIES.

     The Executive may serve as a member of the board of directors of business, community and charitable organizations subject to the approval of the Board, provided that in each case such service shall not materially interfere with the performance of her duties under this Agreement or present any conflict of interest. Such service to and participation in outside organization shall be presumed for these purposes to be for the benefit of the Association, and the Association shall reimburse the Executive her reasonable expenses associated therewith.

5.   WORKING FACILITIES AND EXPENSES

     The Executive's principal place of employment shall be at the Association's principal offices. The Association shall provide the Executive, at her principal place of employment, with a private office, stenographic services and other support services and facilities suitable to her position with the Association and necessary or appropriate in connection with the performance of her duties under this Agreement. The Association shall reimburse the Executive for her ordinary and necessary business expenses incurred in connection with the performance of her duties under this Agreement, including, without limitation, fees for memberships in such clubs and organizations that Executive and the Board mutually agree are necessary and appropriate to further the business of the Association, and travel and reasonable entertainment expenses. Reimbursement of such expenses shall be made upon presentation to the Association of an itemized account of the expenses in such form as the Association may reasonably require.

6.   VESTING UPON AN EVENT OF TERMINATION

     Upon the occurrence of an Event of Termination, the Executive will immediately vest in any outstanding unvested stock options or shares of restricted stock of the Company that have been awarded, except as provided in
Section 8 of this Agreement.

7.   TERMINATION UPON RETIREMENT, DISABILITY OR DEATH

     For purposes of this Agreement, termination by the Association of Executive's employment based on the "Retirement" shall mean termination of the Executive's employment by the Association upon attainment of age 65, or such later date as determined by the Board. Upon termination of Executive's employment upon Retirement, Executive shall be entitled to all benefits under any retirement plan of the Association.

     For purposes of this Agreement, "Disability" means: Executive becoming materially incapacitated from fully performing Executive's duties under this Agreement (taking into account reasonable accommodation by the Association to the extent required by law) by reason of any illness, injury, or any other condition for any period of time in excess of the paid and unpaid leave to which she may then be entitled pursuant to the Association's policies as may be in effect from time to time or by law. Provided, nothing in this paragraph shall limit Executive's rights under the Family Medical Leave Act, the Americans With Disabilities Act, or any other applicable law. In the event Executive is unable to perform her duties under this Agreement by reason of illness or disability, the Association may terminate this Agreement, provided that the Association shall continue to be obligated to pay the Executive's Base Salary for six (6) months after such termination, provided further than any amounts actually paid to the Executive pursuant to any such disability insurance or other similar such program which the Association has provided or may provide on behalf of its employees or pursuant to any workman's or social security disability program shall reduce the compensation to be paid to the Executive pursuant to this paragraph.

     In the event of Executive's death during the term of the Agreement, her estate, legal representatives or named beneficiaries (as directed by the Executive in writing), shall be paid Executive's Base Salary as defined in Paragraph 3(a) at the rate in effect at the time of Executive's death for a period of six (6) months from the date of the Executive's death, and the Association will continue to provide medical, dental, family and other benefits normally provided for an Executive's family for six (6) months after Executive's death, at the expense of the Association.

8.   TERMINATION FOR CAUSE

     The term "Termination for Cause" shall mean termination because of the Executive's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional or negligent failure to perform her duties, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the savings institution industry. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any stock option granted to Executive under any stock option plan of the Association, the Company or any subsidiary or affiliate thereof, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause pursuant to Section 9 hereof, and shall not be exercisable by Executive at any time subsequent to such Termination for Cause.

9.   NOTICE

     (a) Any termination of this Agreement by the Association or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     (b) "Date of Termination" shall mean (A) if Executive's employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that she shall not have returned to the performance of her duties on a full-time basis during such thirty (30) day period), and (B) if her employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall be the date such Notice of Termination is given).

10.  POST-TERMINATION OBLIGATIONS

     (a) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with paragraph (b) of this Section during the term of this Agreement and for one (1) full year after the expiration of termination hereof.

     (b) Executive shall, upon reasonable notice, furnish such information and assistance to the Association as may reasonably be required by the Association in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party. In consideration for Executive's assistance, the Association shall compensate Executive at an hourly rate as reasonably determined by the Board.

11.  NON-COMPETITION

     (a) Executive agrees that she will not Compete (as defined below) anywhere within the Non-Compete Area (as defined below) at any time during the Non-Compete Period (as defined below),

     (b) For purposes of this Employment Agreement, "Compete," "Competes with," "Competing," and similar terms mean to work for or advise, consult with, assist, or otherwise serve, directly or indirectly, whether as an employee, independent contractor, director, consultant, owner, or otherwise, any commercial bank, home savings bank, savings and loan association, credit union, other financial institution, or other entity whose business materially competes with the depository, lending, or other business activities of the Association, the Company, or any other affiliate (but as to affiliates other than the Association or the Company, only those that are existing and constitute affiliates while Executive is employed by the Association, the Company, or another affiliate, whether such employment is pursuant to this Agreement or otherwise).

     (c) The "Non-Compete Area" means all of St. Clair County and Madison County in Illinois. For purposes of this Agreement, Executive's activities during the Non-Compete Period shall be deemed to be within the Non-Compete Area (i) Executive is employed by, consults with, or otherwise assists or serves any bank, home savings bank, credit union, savings and loan association, or other financial institution that has an office within Madison or St. Clair Counties in Illinois, regardless of the location of Executive's principal office, if any, provided for her by such entity, or (ii) Executive would be deemed to be Competing in the Non-Compete Area without regard to this sentence. Provided, however, clause (i) of the preceding sentence shall not apply if Executive is employed in a state other than Illinois or Missouri. Executive acknowledges and agrees that the scope of the restriction on Competing as set forth in this paragraph is reasonable because of the clarity and reduction of the chance of ambiguity it provides and in view of the ease with which banking business may be transacted electronically and by other means that would otherwise allow the spirit and intent of the provisions of this Section 11 to be frustrated.

     (d) The "Non-Compete Period" means the time period from the Effective Date until one (1) year after the later of the termination of this Agreement, or if Executive is employed by the Association, Company or another affiliate at any time after the termination of this Agreement, the termination of Executive's employment by such affiliate, regardless of the reason for termination and regardless of whether termination is initiated by Executive or by the Association, Company or other affiliate.

     (e) Executive  agrees that she will not, at any time during the Non-Compete
Period: (i) induce or attempt to induce any person to leave the employ of the Association, Company or any other affiliate; or (ii) induce or attempt to induce any customer or potential customer not to transact business with the Association, Company or any other affiliate, or to transact business with any entity that Competes with the Association, Company or any Affiliate.

     (f) The restrictions on Executive's activities shall cease to apply and Executive shall be permitted to Compete without restriction if Executive's employment is terminated other than for Cause, including the Association giving Executive a Non-Renewal Notice. The aforementioned restrictions on Executive's activities shall apply and Executive shall not be permitted to Compete if Executive gives Association a Non-Renewal Notice or terminates her employment in breach of this Agreement.

12.  CONFIDENTIAL INFORMATION

     (a) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Association, as may exist from time to time, are valuable, special, and unique assets of the Association. Executive acknowledges that the business of the Association is highly competitive and that the Association has provided and will provide Executive with access to Confidential Information (as defined below) relating to the business of the Association, the Company and other Affiliates. Executive agrees that she will not, during or after Executive's employment has terminated with the Association, make any disclosure of Confidential Information except (i) as necessary in the performance of her duties on behalf of the Association or another Affiliate, (ii) as may be required to be provided to any federal or state banking agency with jurisdiction over the Association or Executive, or
(iii) as may be required by any court order or lawfully issued subpoena. Executive also agrees to preserve and protect the confidentiality of each third party's confidential information (such as, for example, confidential information of a customer of the Association obtained by Executive in the course of her employment) to the same extent, and on the same basis, as the Confidential Information.

     (b) For purposes of this Agreement, "Confidential Information" means and includes the confidential or proprietary information, business and marketing plans, and trade secrets that have been or are hereafter developed or used by the Association, the Company or any other Affiliate and which cannot be obtained readily by third parties from outside sources. Confidential Information includes, by way of example and without limitation, the following information regarding: (i) plans for additional branches, possible locations of future branches, and the plans for the marketing of business at those branches; (ii) customers (including, but not limited to, the name, title, and position of the customer's key personnel with respect to business (of the type conducted with Association or any other Affiliate, and the specific needs, preferences, concerns, corporate "personality," and other information about any customer that is or would be useful in obtaining and maintaining the customer's repeat business and goodwill); (iii) employees and applicants for employment (including, but not limited to, educational background, particular skills and abilities, work history, compensation data, work preferences, home telephone number, address, current availability, and other information that is useful in attracting and assessing qualified employee applicants); and (iv) marketing, financial, and industry information that is not generally known to the public (including, but not limited to, strategies, financial information, methods, and proposals).

     (c) The provisions of this Section 12 may be enforced by an action for a temporary restraining order, preliminary injunction, and permanent injunction, in addition to all other remedies available to the Association in equity or at law.

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

     (d) The terms of this Section 12 shall survive the termination of this Agreement and the termination of Executive's employment.

13.  SOURCE OF PAYMENTS

     (a) All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Association. The Company, however, guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Association are not timely paid or provided by the Association, such amounts and benefits shall be paid or provided by the Company.

     (b) Notwithstanding any provision herein to the contrary, to the extent that payments and benefits, as provided by this Agreement, are paid to or received by the Executive from the Company, such compensation payments and benefits paid by the Company will be subtracted from amounts due simultaneously to the Executive under similar provisions of this Agreement. Payments pursuant to this Agreement shall be allocated in proportion to the level of activity and the time expended on such activities by the Executive determined by the Company and the Association on a quarterly basis.

14.  NO EFFECT ON EMPLOYEE QUALIFIED BENFIT PLANS OR PROGRAMS

     The termination of the Executive's employment during the term of this Agreement or thereafter, whether by the Company or the Executive, shall have no effect on the vested rights of the Executive under the Company's or the Association's qualified retirement, pension, profit sharing, or stock bonus plans.

15.  REQUIRED REGULATORY PROVISIONS

     (a) The Association may terminate the Executive's employment at any time, provided it pays Executive through the next Anniversary Date of the Agreement.

     (b) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice served under Section 8(e)(3) (12 USC ss.1818(e)(3)) or 8(g) (12 USC ss.1818(g)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, the Association's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion (i) pay the Executive all or part of the compensation withheld while their contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

     (c) If the Executive is removed and or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Section 8(e) 12 ss.1818(e)) or 8(g) (12 USC ss.1818(g)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of the Association under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     (d) If the Association is in default as defined in Section 3(x) (12 USC ss.1813(x)(1)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of the Association under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     (e) All obligations of the Association under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Association, (i) by the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in Section 13(c) (12 USC ss.1813(c)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989; or (ii) when the Association is determined by the FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     (f) Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.

16.  NO ATTACHMENT

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to the execution, attachment, levy, or similar process or assignment by operation of law, any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Association and their respective successors and assigns, provided that Executive may not assign any of her rights or obligations hereunder except the right to receive money.

17.  ENTIRE AGREEMENT; MODIFICATION AND WAIVER

     (a) This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supercedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

     (b) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (c) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

18.  SEVERABILITY

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent be consistent with law continue in full force and effect.

19.  HEADING FOR REFERENCE ONLY

     The headings of sections and paragraphs herein included solely for convenience of reference and shall not control the meaning of interpretation of any of the provisions of this Agreement.

20.  GOVERNING LAW

     This Agreement shall be governed by the laws of the State of Illinois but only to the extent not superceded by federal law.

21.  ARBITRATION

     Any dispute arising under or in connection with this Agreement or Executive's employment by Association or the Company shall be resolved pursuant to arbitration provided that nothing herein shall prevent either party from seeking a temporary restraining order, preliminary injunction, permanent injunction, or other equitable relief for breach or threatened breach by the other party of any of the terms of this Agreement, All other disputes, including all disputes for money damages, shall be resolved by arbitration.

     (a) The arbitration shall be conducted before an arbitrator selected by agreement of the parties, and if the parties fail to agree on an arbitrator within 10 days of any party informing another that a dispute exists and therewith making a demand for arbitration, by the American Arbitration Association ("AAA") in accordance with its rules for selecting an arbitrator.

     (b) The arbitration shall be conducted at 103 West Vandalia Street, Suite 300, Edwardsville, Illinois, or such other place in Madison County, Illinois as Association may designate.

     (c) The arbitration shall be conducted in accordance with the AAA's then effective arbitration rules. The arbitrator shall have all of the powers, both in law and in equity, that would be available to a court having jurisdiction over the parties and over the subject matter of the dispute, but not the power to award punitive damages. Such powers shall include, but shall not be limited to, the power to require specific performance. Judgment upon an award in arbitration may be entered in any court. The parties agree that the determination of any dispute that may arise is essential and agree to seek speedy processing of any dispute by the arbitrator.

22.  INDEMNIFICATION

     During the term of this Agreement and for a period of (1) year thereafter, the Association shall provide Executive at its expense (including her heirs, executors and administrators) with coverage under the same standard directors and officers liability insurance policy provided to its directors and officers, if any, and shall indemnify Executive (and her heirs, executors and administrators) to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by her in connection with or arising out of any action, suit or proceeding in which she may be involved by reason of her having been director or officer of the Association (whether or not she continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not limited to, judgment, court costs and attorney fees and the cost of reasonable settlements (such settlements must be approved by the Board). If such action, suit or proceeding is brought against Executive in her capacity as an officer or director of the Association, however, such indemnification shall not extend to matters as to which Executive is finally adjudged to be liable for willful misconduct in the performance of her duties.

23.  SUCCESSOR TO THE ASSOCIATION

     The Association shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business assets of the Association or the Company, expressly and unconditionally to assume and agree to perform the Association's obligations under this Agreement, in the same manner and to the same extent that the Association would be required to perform if no such succession or assignment had taken place.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

ATTEST:                                 FIRST FEDERAL SAVINGS AND LOAN
                                        ASSOCIATION OF EDWARDSVILLE


/s/ Nina J. Baird                       By:  /s/ Joseph B. Helms
------------------------------               -----------------------------------
Secretary to the board                       Name:
                                             Title:


ATTEST:                                 FIRST FEDERAL FINANCIAL SERVICES,
                                        INC.


/s/ Nina J. Baird                       By:  /s/ Jospeh B. Helms
------------------------------               -----------------------------------
Secretary to the board                       Name:
                                             Title:


                                        EXECUTIVE:

                                        /s/ Linda Werner
                                        ----------------------------------------
                                        Linda Werner